UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CURALEAF HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-1461045
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

301 Edgewater Place, Suite 405

Wakefield, MA 01880

(781) 451-0351

Attention: Legal Department

(Address of principal executive offices)

CURALEAF HOLDINGS, INC. 2018 STOCK AND INCENTIVE PLAN
(Full title of plan)

Curaleaf, Inc.

301 Edgewater Place, Suite 405

Wakefield, MA 01880

Attention: Legal Department

(Name and address of agent for service)

(781) 451-0351
(Telephone number, including area code, of agent for service)

Copies to:

Christopher J. Barry

Dorsey & Whitney LLP

701 Fifth Avenue

Suite 6100

Seattle, Washington

98104-7043

(206) 903-8815

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller Reporting Company ☐
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Subordinate Voting Shares, no par value	65,955,247	$5.96	$393,093,272.12	$42,886.48

(1)

Represents the maximum number of subordinate voting shares (the “Subordinate Voting Shares”) of Curaleaf Holdings, Inc. issuable upon exercise or redemption of awards under the Curaleaf Holdings, Inc. 2018 Stock and Incentive Plan.

(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with the provisions of the plan.

(3)	The proposed maximum offering price per share and the registration fee were calculated in accordance with Rule 457(c) and (h) based on the average high and low prices for the Subordinate Voting Shares of Curaleaf Holdings, Inc. on November 10, 2020, as quoted on the OTCQX.

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering 65,955,247 Subordinate Voting Shares of Curaleaf Holdings, Inc. (the “Registrant”) for issuance pursuant to the exercise or settlement of awards granted under the Curaleaf Holdings, Inc. 2018 Stock and Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Act and Note 1 to Part I of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Act and Note 1 to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation Of Documents By Reference.

The following documents which have been and will in the future be filed by the Registrant with the United States Securities and Exchange Commission (the “SEC”) are incorporated into this Registration Statement by reference:

(a)	Our Registration Statement on Form F-10 filed with the SEC on September 28, 2020, as amended by Amendment No. 1 to Form F-10 filed with the SEC on October 30, 2020, and Amendment No. 2 to Form F-10 filed with the SEC on November 2, 2020 (the “Form F-10 Registration Statement”);

(b)	All other reports filed by the Registrant under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since September 28, 2020; and

(c)	The description of the Subordinate Voting Shares contained in the Form F-10 Registration Statement, including any amendment or report filed for the purpose of amending such description.

In addition, all reports and documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, and any Form 6-K furnished by us during such period or portions thereof that are identified in such Form 6-K as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in and to be part of this Registration Statement from the date of filing of each such document.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Under the Business Corporations Act (British Columbia) (the “BCBCA”) the Registrant may indemnify a director or officer, a former director or officer, or an individual who acts or acted as a director or officer of an affiliate of the Registrant, or at the Registrant’s request as a director or officer (or in a similar capacity) of another corporation or other legal entity, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened, pending or completed, in which such individual or any of his or her heirs and personal or other legal representatives is or may be joined as a party, or is or may liable for in respect of a judgment, penalty or fine in, or expenses related to such legal proceeding or investigative action because of serving in such capacity, on condition that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or such other corporation or legal entity, and (ii) in the case of such a proceeding or investigative action other than a civil proceeding, the individual had reasonable grounds for believing that his or her conduct was lawful. The Registrant may also indemnify a person described above in respect of all costs, charges and expenses, including legal and other fees, actually and reasonably incurred by such person in respect of such a legal proceeding or investigative action, providing such person complies with (i) and (ii) above. The Registrant may provide indemnification in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action, and may pay such costs, charges and expenses as they are incurred in advance of such final disposition, provided it obtains a written undertaking that such person will repay the amounts advanced if it is ultimately determined that the individual did not comply with (i) and (ii) above. Under the BCBCA, an individual described above is entitled to indemnification from the Registrant in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action as a matter of right if the individual has not been reimbursed for such costs, charges and expenses and is wholly successful in the outcome of such legal proceeding or investigative action, or is substantially successful on the merits thereof, providing such individual complies with (i) and (ii) above. On application of the Registrant or an individual described above, the Supreme Court of British Columbia may order the Registrant to indemnify a person described above in respect of any liability incurred by such person in respect of such a legal proceeding or investigative action, and to pay some or all of the expenses incurred by such individual in respect of such legal proceeding or investigative action.

In accordance with the BCBCA, the Articles of the Registrant provide that the Registrant must indemnify a person named above, and such person's heirs and legal personal representatives, as set out in the BCBCA, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened or completed, in which such individual or any of his or her heirs and legal personal representatives is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in such legal proceeding or investigative action, by reason of that person having been a director or officer of the Registrant. The Articles of the Registrant provide that the Registrant must, after the final disposition of such legal proceeding or investigative action, pay the costs, charges and expenses, including legal and other fees, actually and reasonably incurred by such person in respect of that proceeding.

The Articles of the Registrant also provide that the Registrant must pay, as they are incurred in advance of the final disposition of a legal proceeding or investigative action, the costs, charges and expenses, including legal and other fees relating to such legal proceeding or investigative action, actually and reasonably incurred by such person in respect of a proceeding, but the Registrant must first receive from such person a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the BCBCA, such person will repay the amounts advanced.

A policy of directors' and officers' liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Articles of the Registrant and the BCBCA.

Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Number	Exhibit
4.1	Curaleaf Holdings, Inc. 2018 Stock and Incentive Plan
5.1	Opinion of Stikeman Elliott LLP
23.1	Consent of Stikeman Elliott LLP (Included in Exhibit 5.1)
23.2	Consent of Antares Professional Corporation, Chartered Professional Accountants
24.1	Power of Attorney (See Signature Pages)

Item 9.	Undertakings.

(a)     The Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 13, 2020.

CURALEAF HOLDINGS, INC.

/s/ Joseph Lusardi
Name:	Joseph Lusardi
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joseph Lusardi and Michael Carlotti as his attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Joseph Lusardi	Director and Chief Executive Officer	November 13, 2020
Joseph Lusardi	(Principal Executive Officer)

/s/ Michael Carlotti	Chief Financial Officer	November 13, 2020
Michael Carlotti	(Principal Financial Officer)

/s/ Boris Jordan	Executive Chairman of the Board	November 13, 2020
Boris Jordan

/s/ Karl Johansson	Director	November 13, 2020
Karl Johansson

/s/ Peter Derby	Director	November 13, 2020
Peter Derby

/s/ Jaswinder Grover	Director	November 13, 2020
Jaswinder Grover

/s/ Mitchell Kahn	Director	November 13, 2020
Mitchell Kahn

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on November 13, 2020.

CURALEAF, INC.

By:	/s/ Joseph Lusardi
Name: Joseph Lusardi
Title: Chief Executive Officer